Exhibit 10.1

--------------------------------------------------------------------------------







                                CREDIT AGREEMENT



                          dated as of October 30, 1998

                                      among

                        AMERICAN CAPITAL STRATEGIES, LTD.

                         VARIOUS FINANCIAL INSTITUTIONS

                                       and

                             LASALLE NATIONAL BANK,
                                    as Agent









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                                TABLE OF CONTENTS


SECTION 1         DEFINITIONS.................................................1
         1.1      Definitions.................................................1
                  -----------
         1.2      Other Interpretive Provisions..............................12
                  -----------------------------

SECTION 2         COMMITMENTS OF THE BANKS; BORROWING AND
                  CONVERSION PROCEDURES......................................12
         2.1      Revolving Loan Commitment..................................12
                  -------------------------
         2.2      Loan Procedures............................................13
                  ---------------
                  2.2.1    Various Types of Loans............................13
                           ----------------------
                  2.2.2    Borrowing Procedures..............................13
                           --------------------
                  (b)      Failure to Make Available.........................13
                           -------------------------
                  2.2.3    Conversion and Continuation Procedures............14
                           --------------------------------------
         2.3      Commitments Several........................................15
                  -------------------
         2.4      Certain Conditions.........................................15
                  ------------------

SECTION 3         NOTES EVIDENCING LOANS.....................................15
         3.1      Notes......................................................15
                  -----
         3.2      Recordkeeping..............................................15
                  -------------

SECTION 4         INTEREST...................................................15
         4.1      Interest Rates.............................................16
                  --------------
         4.2      Interest Payment Dates.....................................16
                  ----------------------
         4.3      Setting and Notice of Eurodollar Rates.....................16
                  --------------------------------------
         4.4      Computation of Interest....................................16
                  -----------------------

SECTION 5         FEES.......................................................16
         5.1      Non-Use Fee................................................16
                  -----------
         5.2      Upfront Fees...............................................17
                  ------------
         5.3      Agent's Fees...............................................17
                  ------------

SECTION 6         REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT
                  AMOUNT.....................................................17
         6.1      Reduction or Termination of the Revolving Commitment
                  ----------------------------------------------------
                  Amount.....................................................17
                  ------
                  6.1.1    Voluntary Reduction or Termination of the Revolving
                           Commitment Amount.................................17
                  6.1.2    Mandatory Reductions of Revolving Commitment
                           Amount............................................17
                  6.1.3    All Reductions of the Revolving Commitment
                           Amount............................................17
         6.2      Prepayments................................................17
                  -----------
                  6.2.1    Voluntary Prepayments.............................17
                           ---------------------
         6.3      All Prepayments............................................18
                  ---------------

SECTION 7         MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES............18


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         7.1      Making of Payments.........................................18
                  ------------------
         7.2      Application of Certain Payments............................18
                  -------------------------------
         7.3      Due Date Extension.........................................18
                  ------------------
         7.4      Setoff.....................................................18
                  ------
         7.5      Proration of Payments......................................18
                  ---------------------
         7.6      Taxes......................................................19
                  -----

SECTION 8         INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS   20
         8.1      Increased Costs............................................20
                  ---------------
         8.2      Basis for Determining Interest Rate Inadequate or Unfair...21
                  --------------------------------------------------------
         8.3      Changes in Law Rendering Eurodollar Loans Unlawful.........21
                  --------------------------------------------------
         8.4      Funding Losses.............................................22
                  --------------
         8.5      Right of Banks to Fund through Other Offices...............22
                  --------------------------------------------
         8.6      Discretion of Banks as to Manner of Funding................22
                  -------------------------------------------
         8.7      Mitigation of Circumstances; Replacement of Banks..........22
                  -------------------------------------------------
         8.8      Conclusiveness of Statements; Survival of Provisions.......23
                  ----------------------------------------------------

SECTION 9         WARRANTIES.................................................23
         9.1      Organization...............................................23
                  ------------
         9.2      Authorization; No Conflict.................................24
                  --------------------------
         9.3      Validity and Binding Nature................................24
                  ---------------------------
         9.4      Financial Condition........................................24
                  -------------------
         9.5      No Material Adverse Change.................................24
                  --------------------------
         9.6      Litigation and Contingent Liabilities......................24
                  -------------------------------------
         9.7      Ownership of Properties; Liens.............................24
                  ------------------------------
         9.8      Subsidiaries...............................................25
                  ------------
         9.9      Pension Plans..............................................25
                  -------------
         9.10     Investment Company Act.....................................25
                  ----------------------
         9.11     Public Utility Holding Company Act.........................25
                  ----------------------------------
         9.12     Regulation U...............................................26
                  ------------
         9.13     Taxes......................................................26
                  -----
         9.14     Solvency, etc..............................................26
                  -------------
         9.15     Environmental Matters......................................26
                  ---------------------
         9.16     Year 2000 Problem..........................................27
                  -----------------
         9.17     Insurance..................................................27
                  ---------
         9.18     Real Property..............................................27
                  -------------
         9.19     Information................................................27
                  -----------
         9.20     Intellectual Property......................................28
                  ---------------------
         9.21     Burdensome Obligations.....................................28
                  ----------------------
         9.22     Labor Matters..............................................28
                  -------------
         9.23     No Default.................................................28
                  ----------

SECTION 10        COVENANTS..................................................28
         10.1     Reports, Certificates and Other Information................28
                  -------------------------------------------


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                  10.1.1   Annual Report.....................................28
                           -------------
                  10.1.2   Interim Reports...................................29
                           ---------------
                  10.1.3   Compliance Certificates...........................29
                           -----------------------
                  10.1.4   Reports to the SEC, 1940 Act Reports and Reports to
                           ---------------------------------------------------
                           Stockholders......................................29
                           ------------
                  10.1.5   Notice of Default, Litigation and ERISA Matters...30
                           -----------------------------------------------
                  10.1.6   Borrowing Base Certificates.......................30
                           ---------------------------
                  10.1.7   Management Reports................................31
                           ------------------
                  10.1.8   Projections.......................................31
                           -----------
                  10.1.9   Subordinated Debt Notices.........................31
                           -------------------------
                  10.1.10  Year 2000 Problem.................................31
                           -----------------
                  10.1.11  Valuations........................................31
                           ----------
                  10.1.12  Other Information.................................31
                           -----------------
         10.2     Books, Records and Inspections.............................31
                  ------------------------------
         10.3     Maintenance of Property; Insurance.........................32
                  ----------------------------------
         10.4     Compliance with Laws; Payment of Taxes and Liabilities.....32
                  ------------------------------------------------------
         10.5     Maintenance of Existence, etc..............................33
                  ------------------------------
         10.6     Financial Covenants........................................33
                  -------------------
                  10.6.1   Consolidated Tangible Net Worth...................33
                           -------------------------------
                  10.6.2   Leverage Ratio....................................33
                           --------------
                  10.6.3   Consolidated Pre-Tax Income.......................33
                           ---------------------------
                  10.6.4   Asset Coverage Ratio..............................33
                           --------------------
         10.7     Limitations on Debt........................................33
                  -------------------
         10.8     Liens......................................................34
                  -----
         10.9     Operating Leases...........................................35
                  ----------------
         10.10    Restricted Payments........................................35
                  -------------------
         10.11    Mergers, Consolidations, Sales.............................35
                  ------------------------------
         10.12    Modification of Organizational Documents...................35
                  ----------------------------------------
         10.13    Use of Proceeds............................................36
                  ---------------
         10.14    Further Assurances.........................................36
                  ------------------
         10.15    Transactions with Affiliates...............................36
                  ----------------------------
         10.16    Employee Benefit Plans.....................................36
                  ----------------------
         10.17    Environmental Matters......................................36
                  ---------------------
         10.18    Unconditional Purchase Obligations.........................36
                  ----------------------------------
         10.19    Inconsistent Agreements....................................37
                  -----------------------
         10.20    Business Activities........................................37
                  -------------------
         10.21    Investments................................................37
                  -----------
         10.22    Fiscal Year................................................37
                  -----------
         10.23    Limitations on Equity......................................37
                  ---------------------

SECTION 11        EFFECTIVENESS; CONDITIONS OF LENDING, ETC..................38
         11.1     Initial Credit Extension...................................38
                  ------------------------
                  11.1.1   Notes.............................................38
                  11.1.2   Resolutions.......................................38
                  11.1.3   Consents; Certificates, etc.......................38

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                  11.1.4   Incumbency and Signature Certificates.............38
                  11.1.5   Guaranty..........................................38
                  11.1.6   Security and Pledge Agreement.....................39
                  11.1.7   Custody Control Agreement.........................39
                  11.1.8   Opinions of Counsel...............................39
                  11.1.9   Insurance.........................................39
                  11.1.10 Copies of Portfolio Investments; Certain Documents.39
                  11.1.11 Payment of Fees....................................39
                  11.1.12 Search Results; Lien Terminations..................39
                  11.1.13 Filings, Registrations and Recordings..............39
                  11.1.14 Closing Certificate................................40
                  11.1.15 Borrowing Base Certificate.........................40
                  11.1.16 Other..............................................40
         11.2     Conditions.................................................40
                  ----------
                  11.2.1   Compliance with Warranties, No Default, etc.......40
                           --------------------------------------------
                  11.2.2   Confirmatory Certificate..........................40
                           ------------------------

SECTION 12        EVENTS OF DEFAULT AND THEIR EFFECT.........................40
         12.1     Events of Default..........................................40
                  -----------------
                  12.1.1   Non-Payment of the Loans, etc.....................40
                  12.1.2   Non-Payment of Other Debt.........................41
                  12.1.3   Other Material Obligations........................41
                  12.1.4   Bankruptcy, Insolvency, etc.......................41
                  12.1.5   Non-Compliance with Loan Documents................41
                  12.1.6   Warranties........................................41
                  12.1.8   Judgments.........................................42
                  12.1.9   Invalidity of Guaranty, etc.......................42
                  12.1.10 Invalidity of Collateral Documents, etc............42
                  12.1.11 Invalidity of Subordination Provisions, etc........42
                  12.1.12 Change of Control..................................42
                  12.1.13 Investment Company Act.............................43
                  12.1.14 Material Adverse Effect............................43
         12.2 Effect of Event of Default.....................................43

SECTION 13        THE AGENT..................................................43
         13.1     Appointment and Authorization..............................43
                  -----------------------------
         13.2     Delegation of Duties.......................................44
                  --------------------
         13.3     Liability of Agent.........................................44
                  ------------------
         13.4     Reliance by Agent..........................................44
                  -----------------
         13.5     Notice of Default..........................................44
                  -----------------
         13.6     Credit Decision............................................45
                  ---------------
         13.7     Indemnification............................................45
                  ---------------
         13.8     Agent in Individual Capacity...............................46
                  ----------------------------
         13.9     Successor Agent............................................46
                  ---------------

         13.10    Collateral Matters.........................................46
                  ------------------

SECTION 14        GENERAL....................................................47
         14.1     Waiver; Amendments.........................................47
                  ------------------
         14.2     Confirmations..............................................47
                  -------------
         14.3     Notices....................................................47
                  -------
         14.4     Computations...............................................47
                  ------------
         14.5     Regulation U...............................................48
                  ------------
         14.6     Costs, Expenses and Taxes..................................48
                  -------------------------
         14.7     Subsidiary References......................................48
                  ---------------------
         14.8     Captions...................................................48
                  --------
         14.9     Assignments; Participations................................48
                  ---------------------------
                  14.9.1   Assignments.......................................48
                  14.9.2   Participations....................................50
         14.10    Governing Law..............................................50
                  -------------
         14.11    Counterparts...............................................51
                  ------------
         14.12    Successors and Assigns.....................................51
                  ----------------------
         14.13    Indemnification by the Company.............................51
                  ------------------------------
         14.14    Nonliability of Lenders....................................51
                  -----------------------
         14.15    Forum Selection and Consent to Jurisdiction................52
                  -------------------------------------------
         14.16    Waiver of Jury Trial.......................................52
                  --------------------







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                                     -viii-



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                                      -ix-


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                                    SCHEDULES


Pricing Schedule

SCHEDULE 2.1               Banks and Pro Rata Shares
SCHEDULE 9.2               Conflicts
SCHEDULE 9.6               Litigation and Contingent Liabilities
SCHEDULE 9.8               Subsidiaries
SCHEDULE 9.15              Environmental Matters
SCHEDULE 9.17              Insurance
SCHEDULE 9.18              Real Property
SCHEDULE 9.22              Labor Matters
SCHEDULE 10.8              Existing Liens
SCHEDULE 10.21             Investments
SCHEDULE 11.1              Debt to be Repaid
SCHEDULE 12.1.12           Key Executives
SCHEDULE 14.3              Addresses for Notices




                                    EXHIBITS


EXHIBIT A                  Form of Note (Section 3.1)
EXHIBIT B                  Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C                  Form of Guaranty (Section 1.1)
EXHIBIT D                  Form of Security and Pledge Agreement (Section 1.1)
EXHIBIT E                  Form of Borrowing Base Certificate (Section 1.1)
EXHIBIT F                  Form of Assignment Agreement (Section 14.9.1)
EXHIBIT G                  Form of Opinion (Section 11.1.8)

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT dated as of October 30, 1998 (this "Agreement") is entered into among AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (the "Company"), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the "Banks") and LASALLE NATIONAL BANK (in its individual capacity, "LaSalle"), as agent for the Banks.

         WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

         SECTION 1  DEFINITIONS.

         1.1 Definitions. When used herein the following terms shall have the following meanings:

         ACSLR - see Section 10.5.

         Affected Loan - see Section 8.3.

         Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (b) any officer or director of such Person. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         Agent means LaSalle in its capacity as agent for the Banks hereunder and any successor thereto in such capacity.

         Agreement - see the Preamble.

         Asset Coverage Ratio means on a consolidated basis for the Company and its Consolidated Subsidiaries the ratio which the value of total assets, less all liabilities and Debt not represented by senior securities (all as determined pursuant to the 1940 Act and any orders of the SEC issued to the Company thereunder), bears to the aggregate amount of senior securities representing Debt of the Company and its Consolidated Subsidiaries.

         Assignment Agreement - see Section 14.9.1.

         Attorney Costs means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, the reasonable allocable cost of internal legal services of such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.

         Bank - see the Preamble. References to the "Banks" shall include the Issuing Bank; for purposes of clarification only, to the extent that LaSalle (or any successor Issuing Bank) may have any rights or obligations in addition to those of the other Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

         Base Rate means at any time the greater of (a) the Federal Funds Rate plus 0.5% and (b) the Prime Rate.

         Base Rate Loan means any Loan which bears interest at or by reference to the Base Rate.

         Borrowing Base means an amount equal to 50% of the Value of Eligible Investment Assets from time to time and shall be net of such reserves and allowances as the Agent deems necessary in its reasonable discretion; provided, that the Borrowing Base shall be automatically reduced by any amount necessary for the Company to maintain the Asset Coverage Ratio required hereunder and under the 1940 Act.

         Borrowing Base Certificate means a certificate substantially in the form of Exhibit E.

         Business Day means any day on which LaSalle is open for commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the London interbank eurodollar market.

         Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

         Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Bank or its holding company) rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker's acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by any Bank or its holding company or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $350,000,000 and (d) any repurchase agreement entered into with any Bank (or other commercial banking institution of the stature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than

100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder.

         CERCLA - see Section 9.15.

         Closing Date - see Section 11.1.

         Code means the Internal Revenue Code of 1986, as amended.

         Collateral Documents means the Security and Pledge Agreement, the Custody Control Agreement and any other agreement or instrument pursuant to which the Company, any Subsidiary or any other Person grants collateral to the Agent for the benefit of the Banks.

         Commitment means, as to any Bank, such Bank's commitment to make Loans under this Agreement. The initial amount of each Bank's Pro Rata Share of the Revolving Commitment Amount is set forth on Schedule 2.1.

         Company - see the Preamble.

         Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

         Consolidated Pre-Tax Income means, with respect to the Company and its Consolidated Subsidiaries for any period, the net income (or loss) of the Company and its Consolidated Subsidiaries for such period before payment or distribution of federal, state and local income taxes, excluding any gains from sales of Portfolio Investments, any extraordinary gains and any gains from discontinued operations.

         Consolidated Stockholders' Equity means for the Company and its Consolidated Subsidiaries (without duplication) the sum of the capital stock, capital in excess of par and stated value of shares of its capital stock, retained earnings and any other account, including any special account for common stock subject to redemption, which, in accordance with GAAP, constitutes stockholders' equity (or such other appropriate account designation), as determined in accordance with GAAP.

         Consolidated Subsidiaries means any Subsidiary which is required to be consolidated on financial statements of the Company prepared in accordance with GAAP.

         Consolidated Tangible Net Worth means, as of any particular date, (a) Consolidated Stockholders' Equity, minus (b) the value of the Company's unamortized debt discount and expense, prepaid expenses, deposits, unamortized deferred charges, goodwill, organization costs, non-competition agreements, patents, copyrights, trademarks and other intangible items and amounts due from officers, employees, stockholders and Affiliates, plus (c) the outstanding principal balance of Subordinated Debt, all determined in accordance with GAAP.

         Controlled Group means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA.

         Custodian means LaSalle in its capacity as custodian under the Custody Control Agreement, or any other custodian approved in writing by the Required Banks and permitted under the Custody Control Agreement.

         Custody Control Agreement means the Custody Control Agreement between the Custodian (which initially shall be LaSalle), the Agent and the Company pursuant to which the Agent acts as custodian and the perfection and control agent for the purpose of perfecting the Agent's security interest in Portfolio Investments.

         Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all Hedging Obligations of such Person, (g) all Suretyship Liabilities of such Person and (h) all Debt of any partnership of which such Person is a general partner.

         Debt to be Repaid means Debt listed on Schedule 11.1.

         Disposal - see the definition of "Release".

         Dollar and the sign "$" mean lawful money of the United States of America.

         Eligible Investment Assets means any Portfolio Investment or Cash Equivalent Investment which meets each of the following requirements:

                  (1) the Company is the legal and beneficial owner of such Portfolio Investment or Cash Equivalent Investment free and clear of any Liens or adverse claims;

                  (2) such Portfolio Investment consists of senior or subordinated loans;

                  (3) the Portfolio Company under such Portfolio Investments is not more than thirty days past due in the payment of principal or interest under such Portfolio Investment;

                  (4) such Portfolio Investment does not include promissory notes or instruments (i) representing capitalized interest or payment-in-kind interest or payment obligations relating to exercise of "put" rights or (ii) owing from a single Portfolio Company representing more than 10% of the total amount of Portfolio Investments held by the Company; provided, that such Portfolio Investment shall only be ineligible to the extent of such instruments or any portion thereof related to payment-in-kind interest or any portion thereof in excess of such 10% limit;

                  (5) all documents evidencing and governing such Portfolio Investments or Cash Equivalent Investments have been delivered to Agent pursuant to the Custody Control Agreement, together with endorsements, stock powers and other assignments or perfection instruments required by the Agent;

                  (6) the Agent has a legal, valid and binding perfected, first-priority security interest in such Portfolio Investment or Cash Equivalent Investment and such Portfolio Investment or Cash Equivalent Investment is freely transferable to the Agent or its assignee upon the occurrence of an Event of Default;

                  (7) the Portfolio Company of such Portfolio Investment is not subject to any bankruptcy, insolvency, liquidation or similar proceeding;

                  (8) such Portfolio Investment or Cash Equivalent Investment satisfies all applicable requirements of the Investment Policy; and

                  (9) such Portfolio Investment or Cash Equivalent Investment complies with all applicable regulatory guidelines (including the 1940 Act and Regulation U).

         Any Eligible Investment Asset which ceases to meet all of the criteria set forth above shall automatically at such time cease to be an Eligible Investment Asset until such time as such Eligible Investment Asset shall satisfy such criteria. If the loan documents relating to any Eligible Investment Asset are amended, modified, extended or restructured, or payments thereunder are waived, extended or reduced (any such action, a "Modification"), such Eligible Investment Asset shall upon the consummation of such Modification be excluded from the Borrowing Base (and the Company shall provide the Agent with a revised Borrowing Base Certificate reflecting such exclusion and a copy of all material documents relating to such Modification promptly after consummation of such Modification) and not constitute an Eligible Investment Asset unless and until either (x) the Required Banks have approved such Modification in writing, or (y) such Eligible Investment Asset has been valued (in accordance with the standards set forth herein for determining the Value of Eligible Investment Assets) taking into account such Modification and a revised Borrowing Base Certificate reflecting such valuation has been provided to the Agent.

         Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to Environmental Matters.

         Environmental Matters means any matter arising out of or relating to health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.

         ERISA means the Employee Retirement Income Security Act of 1974.

         Eurocurrency Reserve Percentage means, with respect to any Eurodollar Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the FRB, for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of the FRB which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

         Eurodollar Loan means any Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

         Eurodollar Margin means 2.50% per annum.

         Eurodollar Office means with respect to any Bank the office or offices of such Bank which shall be making or maintaining the Eurodollar Loans of such Bank hereunder. A Eurodollar Office of any Bank may be, at the option of such Bank, either a domestic or foreign office.

         Eurodollar Rate means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum equal to the offered rate for deposits in Dollars for amounts approximately equal to such Eurodollar Loan and for a period equal or comparable to such Interest Period which appears on Telerate page 3750 as of 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period. ATelerate Page 3750 A means the display designated as APage 3750" on the Telerate Service (or such other page as may replace page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits).

         Eurodollar Rate (Reserve Adjusted) means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined pursuant to the following formula:

                  Eurodollar Rate........... Eurodollar Rate
                 (Reserve Adjusted)......... 1-Eurocurrency

                               Reserve Percentage.

         Event of Default means any of the events described in Section 12.1.

         Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

         Fiscal Quarter means a fiscal quarter of a Fiscal Year.

         Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., AFiscal Year 1998") refer to the Fiscal Year ending on December 31 of such calendar year.

         FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

         GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         Group - see Section 2.2.1.

         Guaranty means a guaranty substantially in the form of Exhibit C.

         Hazardous Substances - see Section 9.15.

         Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

         Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement.

         Interest Period means, as to any Eurodollar Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a Eurodollar Loan and ending on the date one, two or three months thereafter as selected by the Company pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:

                           (i) if any Interest Period would otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii) any Interest Period that begins on a day for
                  which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) the Company may not select any Interest Period
                  which would extend beyond the scheduled Termination Date.

         Investment Policy means the investment policy of the Company as recited in its registration statement filed with the SEC under Securities Act of 1933, as amended.

         Investment means, relative to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance or by becoming obligated with respect to a Suretyship Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business), including any Portfolio Investment.

         LaSalle - see the Preamble.

         Leverage Ratio means, as of the last day of any Fiscal Quarter, the ratio of (i) Total Liabilities as of such day to (ii) Consolidated Tangible Net Worth as of such day.

         Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

         Loan Documents means this Agreement, the Notes, the Guaranty and the Collateral Documents.

         Loan Party means the Company and each Subsidiary.

         Loans means Revolving Loans.

         Margin Stock means any "margin stock" as defined in Regulation U.

         Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company or any Subsidiary to perform any of its obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

         Multiemployer Pension Plan  means a multiemployer plan,  as  defined in
Section 4001(a)(3) of ERISA, to which the Company or any member of the Controlled Group may have any liability.

         Non-Use Fee Rate means .25% per annum.

         Note - see Section 3.1.

         PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         Pension Plan means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

         Portfolio Company means any corporation, partnership or limited liability company issuing securities to the Company constituting Portfolio Investments.

         Portfolio Investments means each investment by the Company in a Portfolio Company by acquisition of any debt or equity securities in accordance with the Investment Policy.

         Pro Rata Share means, with respect to any Bank, the percentage specified opposite such Bank's name on Schedule 2.1 hereto, as adjusted from time to time in accordance with the terms hereof.

         Prime Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by LaSalle as its prime rate (whether or not such rate is actually charged by LaSalle). Any change in the Prime Rate announced by LaSalle shall take effect at the opening of business on the day specified in the public announcement of such change.

         RCRA - see Section 9.15.

         Regulation D means Regulation D of the FRB.

         Regulation U means Regulation U of the FRB.

         Release has the meaning specified in CERCLA and the term "Disposal" (or "Disposed") has the meaning specified in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and provided, further, that to the extent that the laws of a state wherein any affected property lies establish a meaning for "Release" or "Disposal" which is broader than is specified in either CERCLA or RCRA, such broader meaning shall apply.

         Required Banks means Banks having Pro Rata Shares aggregating 66 2/3% or more.

         Revolving Commitment Amount means $25,000,000 as reduced from time to time pursuant to Section 6.1.

         Revolving Loan - see Section 2.1.1.

         Revolving Outstandings means, at any time, the aggregate principal amount of all outstanding Revolving Loans.

         SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

         Security and Pledge Agreement means a security agreement substantially in the form of Exhibit D.

         Senior Debt means all Debt of the Company and its Subsidiaries other than Subordinated Debt.

         Subordinated Debt means any unsecured Debt of the Company which has subordination terms, covenants, pricing, amount, holder and other terms which have been approved in writing by the Required Banks.

         Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity; provided, that no Portfolio Company shall constitute a Subsidiary of the Company. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

         Suretyship Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

         Termination Date means the earlier to occur of (a) October 30, 2000, or
(b) such other date on which the Commitments terminate pursuant to Section 6 or 12.

         Total Liabilities means all liabilities of the Company and its Consolidated Subsidiaries, determined in accordance with GAAP, including all Debt of the Company and its Consolidated Subsidiaries.

         Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

         Value of Eligible Investment Assets means, with respect to each Eligible Investment Asset, the lesser of (a) the original principal amount of such Eligible Investment Asset and (b) if such Eligible Investment Asset has been reduced in value below the original principal amount thereof (other than as a result of allocation of a portion of the original principal amount to warrants) the fair market value of such Eligible Investment Asset, as determined in accordance with the 1940 Act and any orders of the SEC issued to the Company thereunder.

         Wholly-Owned Subsidiary means, as to any Person, another Person all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

         Year 2000 Problem means the risk that computer applications and embedded microchips in non-computing devices may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

         1940 Act - see Section 9.10.

         1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) The term "including" is not limiting and means "including without limitation."

         (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

         (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

         (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

         (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company, the Banks and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Agent or the Banks merely because of the Agent's or Banks' involvement in their preparation.

         SECTION 2  COMMITMENTS OF THE BANKS; BORROWING AND CONVERSION
                    PROCEDURES.

         2.1 Revolving Loan Commitment. On and subject to the terms of this Agreement, each Bank, severally and for itself alone, agrees to make loans on a revolving basis ("Revolving Loans") from time to time until the Termination Date in such Bank's Pro Rata Share of such aggregate amounts as the Company may request from all Banks; provided that the Revolving Outstandings will not at any time exceed the lesser of (x) the Revolving Commitment Amount and (y) the Borrowing Base.

         2.2   Loan Procedures.

         2.2.1 Various Types of Loans. Each Revolving Loan shall be divided into tranches which are, either a Base Rate Loan or a Eurodollar Loan (each a "type" of Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. Eurodollar Loans having the same Interest Period are sometimes called a "Group" or collectively "Groups". Base Rate Loans and Eurodollar Loans may be outstanding at the same time, provided that not more than five different Groups of Eurodollar Loans shall be outstanding at any one time.

All borrowings, conversions and repayments of Revolving Loans shall be effected so that each Bank will have a pro rata share (according to its Pro Rata Share) of all types and Groups of Loans.

         2.2.2 Borrowing Procedures. (a) The Company shall give written notice or telephonic notice (followed immediately by written confirmation thereof) to the Agent of each proposed borrowing not later than (i) in the case of a Base Rate borrowing, 11:00 A.M., Chicago time, on the proposed date of such borrowing, and (ii) in the case of a Eurodollar Rate borrowing, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar Rate borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Bank thereof. Not later than 1:00 P.M., Chicago time, on the date of a proposed borrowing, each Bank shall provide the Agent at the office specified by the Agent with immediately available funds covering such Bank's Pro Rata Share of such borrowing and, so long as the Agent has not received written notice that the conditions precedent set forth in Section 11 with respect to such borrowing have not been satisfied, the Agent shall pay over the funds received by the Agent to the Company on the requested borrowing date. Each borrowing shall be on a Business Day. Each Base Rate borrowing shall be in an aggregate amount of at least $100,000 and an integral multiple of $100,000 and each Eurodollar Rate borrowing shall be in an aggregate amount of at least $500,000 and an integral multiple of at least $100,000.

                  (b) Failure to Make Available. Unless the Agent shall have been notified by any Bank prior to the date of any proposed borrowing that such Bank does not intend to make available to the Agent such Loan on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date and the Agent in its sole discretion may, but shall not be obligated to, make available to the Company a corresponding amount on such date. If such corresponding amount is not in fact made available to the Agent by such Bank by 1:00 P.M., Chicago time, on the Business Day of such proposed borrowing (it being understood that any such notice received after noon, Chicago time, or any Business Day shall be deemed to have been received the next following Business
Day), such Bank agrees to pay and the Company agrees to repay to the Agent within two Business Days of demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is paid or repaid to the Agent, at the interest rate applicable to such borrowing. If such Bank shall pay to the Agent such amount, such amount so paid shall constitute such Bank's Pro Rata Share of such borrowing, and if both such Bank and the Company shall have paid and repaid, respectively, such corresponding amount, the Agent shall promptly pay over to such Borrower such corresponding amount in same day funds, but the Company shall remain obligated for all interest thereon to the extent not already paid by the Company pursuant to the preceding sentence. Nothing in this
Section 2.2.2 shall be deemed to relieve any Bank of its obligation hereunder to make its Pro Rata Share of any borrowing on any date specified in any borrowing notice.

         2.2.3 Conversion and Continuation Procedures. (a) Subject to Section 2.2.1, the Company may, upon irrevocable written notice to the Agent in accordance with clause (b) below:

                           (i) elect, as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount not less than $500,000 a higher integral multiple of $100,000) into Loans of the other type; or

                           (ii) elect, as of the last day of the applicable
                  Interest Period, to continue any Eurodollar Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $500,000 or a higher integral multiple of $100,000) for a new Interest Period;

provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of Eurodollar Loans shall be at least $500,000 and an integral multiple of $100,000.

                  (b) The Company shall give written or telephonic (followed immediately by written confirmation thereof) notice to the Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 11:00 A.M., Chicago time, on the proposed date of such conversion and (ii) in the case of conversion into or continuation of Eurodollar Loans, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

                           (i) the proposed date of conversion or continuation;

                           (ii) the aggregate amount of Loans to be converted or
                  continued;

                           (iii) the type of Loans resulting from the proposed
                  conversion or continuation; and

                           (iv) in the case of conversion into, or continuation
                  of, Eurodollar Loans, the duration of the requested Interest Period therefor.

                  (c) If upon the expiration of any Interest Period applicable to Eurodollar Loans, the Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Loans, the Company shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective on the last day of such Interest Period.

                  (d) The Agent will promptly notify each Bank of its receipt of a notice of conversion or continuation pursuant to this Section 2.2.3 or, if no timely notice is provided by the Company, of the details of any automatic conversion.

                  (e) Any conversion of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.

         2.3 Commitments Several. The failure of any Bank to make a requested Loan on any date shall not relieve any other Bank of its obligation (if any) to make a Loan on such date, but no

Bank shall be responsible for the failure of any other Bank to make any Loan to be made by such other Bank.

         2.4 Certain Conditions. Notwithstanding any other provision of this Agreement, no Bank shall have an obligation to make any Loan, or to permit the continuation of or any conversion into any Eurodollar Loan, if an Event of Default or Unmatured Event of Default exists.

         SECTION 3  NOTES EVIDENCING LOANS.

         3.1 Notes. The Loans of each Bank shall be evidenced by a promissory note (each a "Note") substantially in the form set forth in Exhibit A, with appropriate insertions, payable to the order of such Bank in a face principal amount equal to such Bank's Pro Rata Share of the Revolving Commitment Amount. The Commitment shall terminate and all Revolving Loans shall be due and payable on the Termination Date.

         3.2 Recordkeeping. Each Bank shall record in its records, or at its option on the schedule attached to its Note, the date and amount of each Loan made by such Bank, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

         SECTION 4  INTEREST.

         4.1 Interest Rates. The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

         (a) at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate from time to time in effect; and

         (b) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Eurodollar Margin from time to time in effect;

provided that at any time an Event of Default exists, if requested by the Required Banks, the interest rate applicable to each Loan shall be increased by 2%.

         4.2 Interest Payment Dates. Accrued interest on each Base Rate Loan shall be payable in arrears on the last day of each calendar month and at maturity. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a Eurodollar Loan with an Interest Period in excess of three months, on the three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

         4.3 Setting and Notice of Eurodollar Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Company and each Bank. Each determination of the applicable Eurodollar Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the Company or any Bank, deliver to the Company or such Bank a statement showing the computations used by the Agent in determining any applicable Eurodollar Rate hereunder.

         4.4 Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 365 days. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

         SECTION 5  FEES.

         5.1 Non-Use Fee. The Company agrees to pay to the Agent for the account of each Bank a non-use fee, for the period from the Closing Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time of such Bank's Pro Rata Share (as adjusted from time to time) of the unused amount of the Revolving Commitment Amount. For purposes of calculating usage under this Section, the Revolving Commitment Amount shall be deemed used to the extent of the aggregate principal amount of all outstanding Revolving Loans. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 365 days.

         5.2 Upfront Fees. The Company agrees to pay to the Agent for the account of each Bank on the Closing Date an upfront fee in the amount previously agreed to between the Company and the Agent (and the Agent agrees to promptly forward to each Bank a portion of such upfront fee in the amount previously agreed to between the Agent and such Bank).

         5.3 Agent's Fees. The Company agrees to pay to the Agent such agent's fees as are mutually agreed to from time to time by the Company and the Agent.


         SECTION 6  REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT AMOUNT

         6.1 Reduction or Termination of the Revolving Commitment Amount.

         6.1.1 Voluntary Reduction or Termination of the Revolving Commitment Amount. The Company may from time to time on at least five Business Days' prior written notice received by the

Agent (which shall promptly advise each Bank thereof) permanently reduce the Revolving Commitment Amount to an amount not less than the Revolving Outstandings. Any such reduction shall be in an amount not less than $100,000 or a higher integral multiple of $100,000. Concurrently with any reduction of the Revolving Commitment Amount to zero, the Company shall pay all interest on the Revolving Loans and all non-use fees, determined pursuant to Section 5.1 hereof.

         6.1.2 Mandatory Reductions of Revolving Commitment Amount. If on any day the Revolving Outstandings exceed the Borrowing Base, the Company shall immediately prepay the Loans in an amount sufficient to eliminate such excess.

         6.1.3 All Reductions of the Revolving Commitment Amount. All reductions of the Revolving Commitment Amount shall reduce the Commitments pro rata among the Banks according to their respective Pro Rata Shares.

         6.2      Prepayments.

         6.2.1 Voluntary Prepayments. The Borrowers may from time to time prepay the Loans in whole or in part; provided that the Borrowers shall give the Agent (which shall promptly advise each Bank) notice thereof not later than 11:00 A.M., Chicago time, one Business Day prior to such prepayment (in the case of Base Rate Loans) and three Business Days prior to such prepayment (in the case of Eurodollar Rate Loans) (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $100,000.

         6.3 All Prepayments. Each voluntary partial prepayment shall be in a principal amount of $100,000 or a higher integral multiple of $100,000. Any partial prepayment of a Group of Eurodollar Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4.

         SECTION 7  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

         7.1 Making of Payments. All payments of principal of or interest on the Notes, and of all fees, shall be made by the Company to the Agent in immediately available funds at the office specified by the Agent not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the following Business Day. The Agent shall promptly remit to each Bank its share of all such payments received in collected funds by the Agent for the account of such Bank. All payments under
Section 8.1 shall be made by the Company directly to the Bank entitled thereto.

         7.2 Application of Certain Payments. Each payment of principal shall be applied to such Loans as the Company shall direct by notice to be received by the Agent on or before the date of such payment or, in the absence of such notice, as the Agent shall determine in its discretion. Concurrently with each remittance to any Bank of its share of any such payment, the Agent shall advise such Bank as to the application of such payment.

         7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

         7.4 Setoff. The Company agrees that the Agent and each Bank have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Event of Default exists, the Agent and each Bank may apply to the payment of any obligations of the Company hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Agent or such Bank.

         7.5 Proration of Payments. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, but excluding any payment pursuant to Section 8.7 or 14.9 and payments of interest on any Affected Loan) on account of principal of or interest on any Loan in excess of its pro rata share of payments and other recoveries obtained by all Banks on account of principal of and interest on the Loans then held by them, such Bank shall purchase from the other Banks such participations in the Loans held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

         7.6 Taxes. All payments of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding franchise taxes and taxes imposed on or measured by any Bank's net income or receipts (all non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                  (c) pay to the Agent for the account of the Banks such additional amount or amounts as is necessary to ensure that the net amount actually received by each Bank will equal the full amount such Bank would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Bank with respect to any payment received by the Agent or such Bank hereunder, the Agent or such Bank may pay such Taxes and the Company will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

         If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Banks, the required receipts or other required documentary evidence, the Company shall indemnify the Banks for any incremental Taxes, interest or penalties that may become payable by any Bank as a result of any such failure. For purposes of this Section 7.6, a distribution hereunder by the Agent or any Bank to or for the account of any Bank shall be deemed a payment by the Company.

         Each Bank that (a) is organized under the laws of a jurisdiction other than the United States of America and (b)(i) is a party hereto on the Closing Date or (ii) becomes an assignee of an interest under this Agreement under
Section 14.9.1 after the Closing Date (unless such Bank was already a Bank hereunder immediately prior to such assignment) shall execute and deliver to the Company and the Agent one or more (as the Company or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents, appropriately completed, as may be applicable to establish that such Bank is exempt from withholding or deduction of Taxes. The Company shall not be required to pay additional amounts to any Bank pursuant to this Section 7.6 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Bank to comply with this paragraph.

         SECTION 8  INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS.

         8.1 Increased Costs. (a) If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Eurodollar Office of such Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

                  (i) shall subject any Bank (or any Eurodollar Office of such Bank) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Eurodollar Office imposed by the jurisdiction in which such Bank's principal executive office or Eurodollar Office is located);

                  (ii) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank (or any Eurodollar Office of such Bank); or

                  (iii) shall impose on any Bank (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or to impose a cost on) such Bank (or any Eurodollar Office of such Bank) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then upon demand by such Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Agent), the Company shall pay directly to such Bank such additional amount as will compensate such Bank for such increased cost or such reduction.

         (b) If any Bank shall reasonably determine that any change in, the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such controlling Person as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Bank or such controlling Person to be material, then from time to time, upon demand by such Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Agent), the Company shall pay to such Bank such additional amount as will compensate such Bank or such controlling Person for such reduction.

         8.2 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

                  (a) deposits in Dollars (in the applicable amounts) are not being offered to the Agent in the interbank eurodollar market for such Interest Period, or the Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

                  (b) the Required Banks advise the Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding Eurodollar Loans for such Interest Period (taking into account any amount to which such Banks may be entitled under Section 8.1) or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Banks materially affects such Loans;

then the Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Bank shall be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

         8.3 Changes in Law Rendering Eurodollar Loans Unlawful. If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Bank cause a substantial question as to whether it is) unlawful for any Bank to make, maintain or fund Eurodollar Loans, then such Bank shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Bank shall have no obligation to make or convert into Eurodollar Loans (but shall make Base Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the Banks which are not so affected, in each case in an amount equal to the amount of Eurodollar Loans which would be made or converted into by such Bank at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar Loan of such Bank (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Bank which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall remain outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

         8.4 Funding Losses. The Company hereby agrees that upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Agent), the Company will indemnify such Bank against any actual loss or expense which such Bank may sustain or incur (including any actual loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan), as reasonably determined by such Bank, as a result of (a) any payment, prepayment or conversion of any Eurodollar Loan of such Bank on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Company to borrow, convert or continue any Loan on a date specified therefor in a notice of borrowing, conversion or continuation pursuant to this Agreement. For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

         8.5 Right of Banks to Fund through Other Offices. Each Bank may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or Affiliate of such Bank to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Bank and the obligation of the Company to repay such Loan shall nevertheless be to such Bank and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

         8.6 Discretion of Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

         8.7 Mitigation of Circumstances; Replacement of Banks. (a) Each Bank shall promptly notify the Company and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Bank's sole judgment, otherwise disadvantageous to such Bank) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Section 8.2 or 8.3 (and, if any Bank has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Bank shall promptly so notify the Company and the Agent). Without limiting the foregoing, each Bank will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Bank's sole judgment, be otherwise disadvantageous to such Bank.

         (b) If the Company becomes obligated to pay additional amounts to any Bank pursuant to Section 7.6 or 8.1, or any Bank gives notice of the occurrence of any circumstances described in Section 8.2 or 8.3, the Company may designate another bank which is acceptable to the Agent and the Issuing Bank in their reasonable discretion (such other bank being called a "Replacement Bank") to purchase the Loans of such Bank and such Bank's rights hereunder, without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to the outstanding principal amount of the Loans payable to such Bank plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Bank and any other amounts payable to such Bank under this Agreement, and to assume all the obligations of such Bank hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Bank shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Bank prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Company hereunder, and the Replacement Bank shall succeed to the rights and obligations of such Bank hereunder.

         8.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Bank pursuant to Section 8.1, 8.2, 8.3 or
8.4 shall be conclusive absent demonstrable error. Banks may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes and termination of this Agreement.

         SECTION 9  WARRANTIES.

         To induce the Agent and the Banks to enter into this Agreement and to induce the Banks to make Loans, the Company warrants to the Agent and the Banks that:

         9.1 Organization. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware; each Subsidiary is validly existing and in good standing under the laws of the jurisdiction of its organization; and each of the Company and each Subsidiary is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

         9.2 Authorization; No Conflict. Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, the Company is duly authorized to borrow monies hereunder and each Loan Party is duly authorized to perform its obligations under each Loan Document to which it is a party. Except as set forth on Schedule 9.2, the execution, delivery and performance by the Company of this Agreement and by each Loan Party of each Loan Document to which it is a party, and the borrowings by the Company hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law (including the 1940 Act), (ii) the charter, by-laws or other organizational documents of the Company or any other Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Company or any other Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of the Company, any Subsidiary or any other Loan Party (other than Liens in favor of the Agent created pursuant to the Collateral Documents).

         9.3 Validity and Binding Nature. Each of this Agreement and each other Loan Document to which the Company or any other Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

         9.4 Financial Condition. The audited financial statements of the Company and its Consolidated Subsidiaries as at December 31, 1997 and the unaudited financial statements of the Company and its Consolidated Subsidiaries as at June 30, 1998, copies of each of which have been delivered to each Bank, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Company and its Consolidated Subsidiaries as at such dates and the results of their operations for the periods then ended.

         9.5 No Material Adverse Change. Since December 31, 1997, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole.

         9.6 Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Company's knowledge, threatened against any Loan Party which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6. Other than any liability incident to such litigation or proceedings, no Loan Party has any material contingent liabilities not listed on Schedule 9.6 or permitted by Section 10.7.

         9.7 Ownership of Properties; Liens. Each Loan Party owns good title to all of its properties and assets, real and personal, tangible and intangible (including each Portfolio Investment), of any nature whatsoever free and clear of all Liens, charges and claims, except as permitted under Section 10.8.

         9.8 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those listed on Schedule 9.8. ACSLR has no material assets or liabilities.

         9.9 Pension Plans. (a) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by any Loan Party of any material liability, fine or penalty.

         (b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

         9.10 Investment Company Act. The Company is a closed end investment company that has elected to be regulated as a business development company under
Section 54 of the Investment Company Act of 1940 (together with all amendments thereto and any successor or substitute therefore and all regulations, orders and opinions issued thereunder, the "1940 Act". The Company and its Subsidiaries are in compliance with the requirements of the 1940 Act. No order, notice or application has been received by the Company (and the Company has no knowledge of any threatened or pending order, notice or application, or any basis for any such order, notice or application) to revoke or suspend the status of the Company under the 1940 Act as a business development company. The Loans constitute a senior security permitted by the 1940 Act. Neither the Company nor its Subsidiaries nor any of their Affiliates, after diligent inquiry, is related to the Agent or any Bank or any of its or their Affiliates in the manner described in Section 57(b) of the 1940 Act or an Affiliated Person or Affiliated Company of the Agent or any Bank, under the 1940 Act. The transactions contemplated by this Agreement and the Loans do not constitute transactions that are unlawful or prohibited by Section 57 of the 1940 Act.

         9.11 Public Utility Holding Company Act. No Loan Party is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

         9.12 Regulation U. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. None of the Portfolio Investments includes Margin Stock.

         9.13 Taxes. Each Loan Party has filed all tax returns and reports required by law to have been filed by it, unless the failure to file such tax returns and reports would not have a Material Adverse Effect, and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Company is qualified and treated as a regulated investment company under the Code.

         9.14 Solvency, etc. On the Closing Date, and immediately prior to and after giving effect to each borrowing hereunder and the use of the proceeds thereof, (a) the Company's assets will exceed its liabilities and (b) the Company will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

         9.15  Environmental Matters.

                   (a) No Violations. Except as set forth on Schedule 9.15, no Loan Party, nor any operator of any Loan Party's real properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 or any other Environmental Law which (i) in any single case, requires expenditures in any three-year period of $100,000 or more by any Loan Party in penalties and/or for investigative, removal or remedial actions or (ii) individually or in the aggregate otherwise might reasonably be expected to have a Material Adverse Effect.

                  (b) Notices. Except as set forth on Schedule 9.15 and for matters arising after the Closing Date, in each case none of which could singly or in the aggregate be expected to have a Material Adverse Effect, no Loan Party has received notice from any third party, including any Federal, state or local governmental authority: (a) that any one of them has been identified by the U.S. Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (b) that any hazardous waste, as defined by 42 U.S.C. ss. 6903(5), any hazardous substance as defined by 42 U.S.C. ss. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss. 9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law (all of the foregoing, "Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law; (c) that it must conduct a remedial investigation, removal, response action or other activity pursuant to any Environmental Law; or (d) of any Environmental Claim.

                  (c) Handling of Hazardous Substances. Except as set forth on
Schedule 9.15, (i) no portion of the real property of any Loan Party has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by each Loan Party or the operators of any real property of any Loan Party, no Hazardous Substances have been generated or are being used on such properties except in accordance in all material respects with applicable Environmental Laws; (iii) there have been no Releases or threatened Releases of Hazardous Substances on, upon, into or from any real property of any Loan Party, which Releases singly or in the aggregate might reasonably be expected to have a material adverse effect on the value of such real property or assets; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of the real property of any Loan Party which, through soil or groundwater contamination, may have come to be located on, and which might reasonably be expected to have a material adverse effect on the value of, the real property or other assets of any Loan Party; and (v) any Hazardous Substances generated by any Loan Party have been transported offsite only by properly licensed carriers and delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance in all material respects with such permits and applicable Environmental Laws.

         9.16 Year 2000 Problem. Each Loan Party has reviewed the areas within its business and operations which could be adversely affected by, and has developed or are developing a program to address on a timely basis, the Year 2000 Problem. Based on such review, program and inquiries, the Company reasonably believes that the "Year 2000 Problem" will not have a Material Adverse Effect.

         9.17 Insurance. Set forth on Schedule 9.17 is a complete and accurate summary of the property and casualty insurance program of each Loan Party as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving each Loan Party).

         9.18 Real Property. Set forth on Schedule 9.18 is a complete and accurate list, as of the Closing Date, of the address of all real property owned or leased by each Loan Party, together with, in the case of leased property, the name and mailing address of the lessor of such property.

         9.19 Information. All information heretofore or contemporaneously herewith furnished in writing by any Loan Party to the Agent or any Bank for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to the Agent or any Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Agent and the Banks that any projections and forecasts provided by any Loan Party is based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

         9.20 Intellectual Property. Each Loan Party owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of each Loan Party, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

         9.21 Burdensome Obligations. No Loan Party is a party to any agreement or contract or subject to any corporate or partnership restriction which might reasonably be expected to have a Material Adverse Effect.

         9.22 Labor Matters. Except as set forth on Schedule 9.22, no Loan Party is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of each Loan Party are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

         9.23 No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurring by the Company of any Debt hereunder or under any other Loan Document.

         SECTION 10  COVENANTS.

         Until the expiration or termination of the Commitments and thereafter until all obligations of the Company hereunder and under the other Loan Documents are paid in full, the Company agrees that, unless at any time the Required Banks shall otherwise expressly consent in writing, it will:

         10.1 Reports, Certificates and Other Information. Furnish to the Agent and each Bank:

         10.1.1 Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of the Company and its Consolidated Subsidiaries for such Fiscal Year (and with respect to any Subsidiary that is not a Consolidated Subsidiary, its unaudited financial statements), including therein balance sheets and statements of earnings and cash flows of the Company and its Consolidated Subsidiaries (or other Subsidiary) as at the end of such Fiscal Year, certified without qualification by Ernst & Young LLP or other independent auditors of recognized standing selected by the Company and reasonably acceptable to the Required Banks, together with (i) a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that the Company was not in compliance with any provision of Section 10.6, 10.7, 10.9 or 10.10 of this Agreement insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that the Company was not in compliance with any such provision, describing such non-compliance in reasonable detail and (ii) a comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year; and (b) consolidating balance sheets of the Company and its Consolidated Subsidiaries (and with respect to any Subsidiary that is not a Consolidated Subsidiary, its balance sheet) as of the end of such Fiscal Year and a consolidating statement of earnings for the Company and its Consolidated Subsidiaries (or other Subsidiary) for such Fiscal Year, certified by the Chief Financial Officer or the Treasurer of the Company.

         10.1.2 Interim Reports. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Quarter (and with respect to any Subsidiary that is not a Consolidated Subsidiary, its balance sheet), together with consolidated and consolidating statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by the Chief Financial Officer or the Treasurer of the Company.

         10.1.3 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of quarterly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by the Chief Financial Officer or the Treasurer of the Company, containing a computation of each of the financial ratios and restrictions set forth in Section 10.6 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

         10.1.4 Reports to the SEC, 1940 Act Reports and Reports to Stockholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of the Company or any Subsidiary filed with the SEC (including Forms 12b-25, 10-K, 10-Q and 8-K); copies of all registration statements of the Company or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally; copies of all filings, reports and notices made under or pursuant to the 1940 Act (including Section 6(c) of the 1940 Act and any no action letters submitted to the SEC staff on behalf of or relating to the Company).

         10.1.5 Notice of Default, Litigation and ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

                  (a) the occurrence of an Event of Default or an Unmatured Event of Default;

                  (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Banks which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;

                  (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of the Company with respect to any post-retirement welfare plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

                  (d) any cancellation or material change in any insurance maintained by any Loan Party;

                  (e) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect; or

                  (f) any event which would cause any Eligible Investment Asset to cease to be an Eligible Investment Asset (including any Modification and all details and copies of all documents relating thereto).

         10.1.6 Borrowing Base Certificates. Within 30 days of the end of each month (or 45 days in the case of a month that is also the end of a Fiscal Quarter), a Borrowing Base Certificate dated as of the end of such month and executed by the Chief Financial Officer or the Treasurer of the Company on behalf of the Company (provided that (i) the Company may deliver a Borrowing Base Certificate more frequently if it chooses and (ii) at any time an Event of Default exists, the Agent may require the Company to deliver Borrowing Base Certificates more frequently). Each quarterly Borrowing Base Certificate shall contain a valuation analysis of Portfolio Investments taking into account the criteria for Eligible Investment Assets and include all calculations thereunder.

         10.1.7 Management Reports. Promptly upon the request of the Agent or any Bank, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company.

         10.1.8 Projections. As soon as practicable, and in any event within 60 days prior to the commencement of each Fiscal Year, financial projections for the Company and its Subsidiaries for such Fiscal Year (including an operating budget and a cash flow budget) prepared in a manner consistent with the projections delivered by the Company to the Banks prior to the Closing Date or otherwise in a manner reasonably satisfactory to the Agent, accompanied by a certificate of the Chief Financial Officer or the Treasurer of the Company on behalf of the Company to the effect that (i) such projections were prepared by the Company in good faith, (ii) the Company has a reasonable basis for the assumptions contained in such projections and (iii) such projections have been prepared in accordance with such assumptions.

         10.1.9 Subordinated Debt Notices. Promptly from time to time, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt.

         10.1.10 Year 2000 Problem. Promptly upon the request of the Agent or any Bank, such updated information or documentation as may be requested from time to time regarding the efforts of any Loan Party to address the Year 2000 Problem.

         10.1.11 Valuations. Within 45 days of the end of each Fiscal Quarter, a consolidated statement of Portfolio Investments (with detail as to cost versus value by Portfolio Company and indicating each investment component (senior debt, subordinated debt, warrants, preferred or common stock, government securities, etc.) for each Portfolio Investment) accompanied by a servicing and delinquency status report and detail as to unrealized gains and losses for Portfolio Investments. Promptly upon receipt, copies of all other valuation reports or appraisals or information or reports modifying previous valuations relating to Portfolio Investments received from any Person, including any Portfolio Company or any advisor to a Portfolio Company or the Company's auditors.

         10.1.12 Other Information. Promptly from time to time, such other information concerning any Loan Party as any Bank or the Agent may reasonably request.

         10.2 Books, Records and Inspections. Keep, and cause each Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Loan Party to permit, any Bank or the Agent or any representative thereof to inspect the properties (including all documents, relating to Portfolio Investments) and operations of each Loan Party at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists); and permit, and cause each Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Bank or the Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Bank or the Agent or any representative thereof), and to examine (and, at the expense of the Company or the applicable Loan Party, photocopy extracts from) any of its books or other records; and permit, and cause each Loan Party to permit, the Agent and its representatives to inspect the tangible assets of the Company or such Loan Party, to perform appraisals of the equipment of the Company or such Loan Party, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to any collateral. All such inspections or audits by the Agent shall be at the Company's expense.

         10.3 Maintenance of Property; Insurance. (a) Keep, and cause each Loan Party to keep, all property useful and necessary in the business of the Company or such Loan Party in good working order and condition, ordinary wear and tear excepted.

         (b) Maintain, and cause each Loan Party to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and, upon request of the Agent or any Bank, furnish to the Agent or such Bank a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and each Loan Party. The Company shall cause each issuer of an insurance policy to provide the Agent with an endorsement (i) showing loss payable to the Agent with respect to each policy of property or casualty insurance and naming the Agent and each Bank as an additional insured with respect to each policy of insurance for liability for personal injury or property damage, (ii) providing that 30 days' notice will be given to the Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Agent.

         10.4 Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each Loan Party to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; and (b) pay, and cause each Loan Party to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided that the foregoing shall not require the Company or any Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

         10.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 10.11) cause each Loan Party to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect). The Company shall maintain its status as a closed-end business development company under the 1940 Act and as Person qualifying for treatment as a regulated investment company under the Code. The Company shall not withdraw the registration of its common stock under Section 12 of the Securities Exchange Act of 1934. Notwithstanding the foregoing, the Company shall be permitted to cease operations of and dissolve or liquidate American Capital Strategies Labor Research, Inc., a Delaware corporation ("ACSLR") and the Agent shall be permitted to release ACSLR from any of its obligations under the Loan Documents (which dissolution and release is hereby approved by the Required Banks); provided, that such dissolution or liquidation occurs within 180 days of the date hereof.

         10.6     Financial Covenants.

         10.6.1 Consolidated Tangible Net Worth. Not permit Consolidated Tangible Net Worth to be less than $140,000,000 at any time.

         10.6.2 Leverage Ratio. Not permit the Leverage Ratio at the end of any Fiscal Quarter to exceed 1 to 1 for the Computation Period ending on such Fiscal Quarter.

         10.6.3 Consolidated Pre-Tax Income. Not permit Consolidated Pre-Tax Income at the end of any Fiscal Quarter to be less than $10,000,000 for the Computation Period ending on such Fiscal Quarter.

         10.6.4 Asset Coverage Ratio. Not permit the Asset Coverage Ratio to be less than 2 to 1 at any time.

         10.7 Limitations on Debt. Not, and not permit any Loan Party to, create, incur, assume or suffer to exist any Debt, except:

                  (a) obligations under this Agreement and the other Loan Documents;

                  (b) Debt secured by Liens permitted by Section 10.8(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $1,000,000;

                  (c) Subordinated Debt;

                  (d) Hedging Obligations incurred for bona fide hedging purposes and not for speculation;

                  (e) the Debt to be Repaid (so long as such Debt is repaid on the Closing Date with the proceeds of the initial Loans hereunder).

                  (f) short term borrowings incurred to purchase Cash Equivalent Investments to the extent necessary to maintain its status as a regulated investment company; and

                  (g) guaranty obligations of Portfolio Companies of up to $10,000,000 in the aggregate at any time.

         10.8 Liens. Not, and not permit any Loan Party to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

                  (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

                  (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

                  (c) Liens described on Schedule 10.8;

                  (d) subject to the limitation set forth in Section 10.7(b),
         (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property (other than Portfolio Investments) at the time of the acquisition thereof by the Company or any Loan Party (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property (other than Portfolio Investments) securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

                  (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $100,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Loan Party;

                  (g) Liens arising under the Loan Documents; and

                  (h) Liens on Cash Equivalent Investments not included in Eligible Investment Assets purchased with Debt permitted by Section 10.7(f).

         10.9 Operating Leases. Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Company and its Subsidiaries (on a consolidated basis) to exceed $1,000,000 in any Fiscal Year.

         10.10 Restricted Payments. Not, and not permit any Loan Party to, (a) make any distribution to any of its stockholders, (b) purchase or redeem any of its capital stock or other equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its shareholders or any Affiliate thereof, (d) make any redemption, prepayment, defeasance or repurchase of any Subordinated Debt or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make other distributions to the Company or to a Wholly-Owned Subsidiary; and (ii) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, the Company may (A) pay dividends in the ordinary course of business, (B) purchase in the open market shares of its capital stock or other equity interests, warrants, options or other rights in respect thereof, and (C) purchase shares of its capital stock issued pursuant to the Company's 1997 Stock Option Plan, in accordance with the call provisions thereof.

         10.11 Mergers, Consolidations, Sales. Not, and not permit any Loan Party to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for (a) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by ACSLR or any Wholly-Owned Subsidiary into the Company or into, with or to any other Wholly-Owned Subsidiary; (b) any such purchase or other acquisition by the Company or any Wholly-Owned Subsidiary of the assets or stock of any Wholly-Owned Subsidiary; and (c) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, sales and dispositions of Portfolio Investments in the ordinary course of business for not less than the value of such Portfolio Investments included in the most current Borrowing Base Certificate.

         10.12 Modification of Organizational Documents. Not permit the Certificate or Articles of Incorporation, By-Laws or other organizational documents of the Company or any Loan Party to be amended or modified in any way which might reasonably be expected to materially adversely affect the interests of the Banks.

         10.13 Use of Proceeds. Use the proceeds of the Loans solely for general corporate purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

         10.14 Further Assurances. Take, and cause each Loan Party to take, such actions as are necessary or as the Agent or the Required Banks may reasonably request from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that (a) the obligations of the Company hereunder and under the other Loan Documents (i) are secured by substantially all of the assets of the Company and (ii) guaranteed by all of its Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary acquired or created after the date hereof) by execution of a counterpart of the Guaranty and (b) the obligations of each Subsidiary under the Guaranty are secured by substantially all of the assets of such Subsidiary.

         10.15 Transactions with Affiliates. Not, and not permit any Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Company and its Subsidiaries) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates. Without limitation on the foregoing, not, and not permit any Loan Party to enter into, or cause, suffer or permit to exist any transaction, arrangement or contract prohibited by or unlawful under the 1940 Act.

         10.16 Employee Benefit Plans. Maintain, and cause each Loan Party to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

         10.17 Environmental Matters. (a) If any Release or Disposal of Hazardous Substances shall occur or shall have occurred on any real property of any Loan Party, the Company shall, or shall cause the applicable Loan Party to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Company shall, and shall cause each Loan Party to, comply with any valid Federal or state judicial or administrative order requiring the performance at any real property of any Loan Party of activities in response to the Release or threatened Release of a Hazardous Substance.

         (b) To the extent that the transportation of "hazardous waste" as defined by RCRA is permitted by this Agreement, the Company shall, and shall cause each Loan Party to, dispose of such hazardous waste only at licensed disposal facilities operating in compliance with Environmental Laws.

         10.18 Unconditional Purchase Obligations. Not, and not permit any Loan Party to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

         10.19 Inconsistent Agreements. Not, and not permit any Loan Party to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Loan Party of any of its obligations hereunder or under any other Loan Document, (b) prohibit the Company or any Loan Party from granting to the Agent, for the benefit of the Banks, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other applicable Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (ii) make loans or advances to the Company or
(iii) transfer any of its assets or properties to the Company.

         10.20 Business Activities. Not, and not permit any Loan Party to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto in accordance with the Investment Policy.

         10.21 Investments. Not, and not permit any Loan Party to, make or permit to exist any Investment in any other Person, except (without duplication) the following:

                  (a) Cash Equivalent Investments held with the Agent as collateral pursuant to the Collateral Documents for the Company's obligations hereunder;

                  (b) Portfolio Investments; and

                  (c) Investments listed on Schedule 10.21;

provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by (c) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

         10.22    Fiscal Year.  Not change its Fiscal Year.

         10.23 Limitations on Equity. Without the prior written consent of the Required Banks, not, and not permit any Loan Party to, issue any capital stock or other equity interest or any options or warrants to purchase, or securities convertible into, capital stock or equity interests, except (a) pursuant to the Company's 1997 Stock Option Plan (or any similar option plans adopted by the Company's board of directors), (b) issuances of capital stock to the Company's Employee Stock Ownership Plan in accordance with the terms hereof, and (c) pursuant to exercise of 442,751 warrants issued to Friedman, Billings, Ramsey & Co., Inc., in connection with the Company's initial public offering. Notwithstanding the foregoing, the Company shall be permitted to issue capital stock or other equity interests so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, if concurrently with the receipt of cash proceeds (net of direct costs of issuance, including sales and underwriter's commissions) from any such issuance the Company makes a prepayment of the Revolving Loans (but not a permanent reduction in the Commitment) equal to 50% of the amount of such proceeds.

         SECTION 11  EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

         The obligation of each Bank to make its Loans is subject to the following conditions precedent:

         11.1 Initial Credit Extension. The obligation of the Banks to make the initial Loans is, in addition to the conditions precedent specified in Section 11.2, subject to the conditions precedent that (1) all Debt to be Repaid has been (or concurrently with the initial borrowing will be) paid in full, and that all agreements and instruments governing the Debt to be Repaid and that all Liens securing such Debt to be Repaid have been (or concurrently with the initial borrowing will be) terminated and (2) the Agent shall have received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Agent and the Required Banks (which date shall not be later than November 30, 1998 or the Commitment shall terminate) is called the "Closing Date"):

         11.1.1   Notes. The Notes.

         11.1.2 Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement, the Notes and the other Loan Documents to which the Company is a party; and certified copies of resolutions of the Board of Directors of each other Loan Party authorizing the execution, delivery and performance by such Loan Party of each Loan Document to which such entity is a party.

         11.1.3 Consents; Certificates, etc. Certified copies of all documents evidencing any necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Company and each other Loan Party of the documents referred to in this Section 11, including certificates/articles of incorporation, by-laws, and good standing certificates for the Company and each other Loan Party.

         11.1.4 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary (or other appropriate representative) of each Loan Party certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Agent and each Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

         11.1.5 Guaranty. A counterpart of the Guaranty executed by each Subsidiary.

         11.1.6 Security and Pledge Agreement. A counterpart of the Security and Pledge Agreement executed by the Company and each Subsidiary.

         11.1.7 Custody Control Agreement. A Custody Control Agreement executed by the Company and the Agent.

         11.1.8 Opinions of Counsel. The opinion of Arnold & Porter substantially in the form of Exhibit G.

         11.1.9 Insurance. Evidence satisfactory to the Agent of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that the Agent has been named as a lender's loss payee and an additional insured on all related insurance policies.

         11.1.10 Copies of Portfolio Investments; Certain Documents. Copies, certified by the Secretary of the Company, of all documents relating to each Portfolio Investment (including copies of all notes and certificates issued thereunder) and copies of any financial advisory or management agreement to which the Company or any Subsidiary is a party. Originals of all documents relating to each Portfolio Investment shall have been delivered to the Custodian.

         11.1.11 Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all Attorney Costs of the Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by the Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent).

         11.1.12 Search Results; Lien Terminations. Certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company and each Subsidiary (under their present names and any previous names) as debtors and which are filed in the jurisdictions in which filings are to be made pursuant to the Collateral Documents, together with (i) copies of such financing statements, (ii) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Collateral Documents previously granted by any Person (other than Liens permitted by Section 10.8) and (iii) such other Uniform Commercial Code Form UCC-3 termination statements as the Agent may reasonably request.

         11.1.13 Filings, Registrations and Recordings. The Agent shall have received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Banks, a perfected Lien on the collateral described therein, prior and superior to any other Person, in proper form for filing, registration or recording. The Agent shall have received such stock powers, assignments in blank, note powers, endorsements in blank, notices of assignment, assignments and other documents and instruments as it may require in order to perfect in favor of the Agent, for the benefit of the Banks, a security interest in each Portfolio Investment.

         11.1.14 Closing Certificate. A certificate signed by an authorized officer of the Company dated as of the Closing Date, affirming the matters set forth in Section 11.2.1 as of the Closing Date.

         11.1.15 Borrowing Base Certificate. A Borrowing Base Certificate dated as of the Closing Date.

         11.1.16 Other. Such other documents as the Agent or any Bank may reasonably request.

         11.2 Conditions. The obligation of each Bank to make each Loan is subject to the following further conditions precedent that:

         11.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing the following statements shall be true and correct:

                  (a) the representations and warranties of the Company and each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

                  (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

         11.2.2 Confirmatory Certificate. If requested by the Agent or any Bank, the Agent shall have received (in sufficient counterparts to provide one to each Bank) a certificate dated the date of such requested Loan and signed by a duly authorized representative of the Company as to the matters set out in Section
11.2.1 (it being understood that each request by the Company for the making of a Loan be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 11.2.1 will be satisfied at the time of the making of such Loan), together with such other documents as the Agent or any Bank may reasonably request in support thereof.

         SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT.

         12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

         12.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee or other amount payable by the Company hereunder or under any other Loan Document.

         12.1.2 Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of the Company or any Subsidiary in an aggregate amount (for all such Debt so affected) exceeding $250,000 and such default shall
(a) consist of the failure to pay such Debt when due (after the lapse of any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (after the lapse of any applicable grace period) (or require the Company or any Subsidiary to purchase or redeem such Debt) prior to its expressed maturity.

         12.1.3 Other Material Obligations. Default in the payment when due (after the lapse of any applicable grace period), or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

         12.1.4 Bankruptcy, Insolvency, etc. The Company or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Company or any Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 60 days undismissed; or the Company or any Subsidiary takes any action to authorize, or in furtherance of, any of the foregoing.

         12.1.5 Non-Compliance with Loan Documents. (a) Failure by the Company to comply with or to perform any covenant set forth in Sections 10.5 through 10.15, and 10.20 through 10.22, or failure by the Company to permit access and inspections in accordance with Section 10.2; or (b) failure by the Company to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 12) and continuance of such failure described in this clause (b) for 30 days.

         12.1.6 Warranties. Any warranty made by the Company or any Subsidiary herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company or any Subsidiary to the Agent or any Bank in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

         12.1.7 Pension Plans. (i) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $250,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $250,000.

         12.1.8 Judgments. Final judgments which exceed an aggregate of $250,000 shall be rendered against the Company or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

         12.1.9 Invalidity of Guaranty, etc. The Guaranty shall cease to be in full force and effect with respect to any Subsidiary; or any Subsidiary (or any Person by, through or on behalf of such Subsidiary) shall contest in any manner the validity, binding nature or enforceability of the Guaranty with respect to such Subsidiary.

         12.1.10 Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect; or the Company or any Subsidiary (or any Person by, through or on behalf of the Company or any Subsidiary) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

         12.1.11 Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect, or the Company shall contest in any manner the validity, binding nature or enforceability of any such provision.

         12.1.12 Change of Control. (a) Any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934 shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 51% of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of the Company having voting rights in the election of directors under normal circumstances; or (b) a majority of the members of the Board of Directors of the Company shall cease to be Continuing Members; or (c) a period of 30 consecutive days shall have elapsed during which any two of the individuals named in Schedule 12.1.12 shall have ceased to hold executive offices with the Company at least equal in seniority and responsibility to such individuals' present offices, as set out in such
Schedule 12.1.12, excluding any such individual who has been replaced by another individual or individuals reasonably satisfactory to the Required Banks (it being understood that any such replacement individual shall be deemed added to
Schedule 12.1.12 on the date of approval thereof by the Required Banks). For purposes of the foregoing, "Continuing Member" means a member of the Board of Directors of the Company who either (i) was a member of the Company's Board of Directors on the day before the Closing Date and has been such continuously thereafter or (ii) became a member of such Board of Directors after the day before the Closing Date and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Company's Board of Directors.

         12.1.13 Investment Company Act. (a) Any election by the holders of voting securities to change the Investment Policy; (b) any election by the holders of voting securities to become an open end investment company under the 1940 Act; (c) any withdrawal by the Company of election to be a business development company under the 1940 Act; (d) any action taken by the SEC to suspend or revoke the status of the Company as a business development company under the 1940 Act; or (e) the Company violates the 1940 Act in a manner which could have a Material Adverse Effect.

         12.1.14 Material Adverse Effect. The occurrence of any event having a Material Adverse Effect.

         12.2 Effect of Event of Default. If any Event of Default described in
Section 12.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Loans and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Agent (upon written request of the Required Banks) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Loans and all other obligations hereunder to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. The Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or Section
12.1.4 may be waived by the written concurrence of all of the Banks, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written concurrence of the Required Banks.

         SECTION 13  THE AGENT.

         13.1 Appointment and Authorization. Each Bank hereby irrevocably (subject to Section 13.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

         13.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         13.3 Liability of Agent. None of the Agent nor any of its directors, officers, employees or agents shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any security interest created thereunder or for the priority or perfection thereof, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates. Without limitation on the foregoing, the Agent shall have no duty or responsibility for the validity, legality, enforceability, recordability, genuineness, authorization, collectability, insurability, effectiveness or suitability of any Portfolio Investment or for determining the accuracy or validity of any Borrowing Base Certificate or any valuation or certifications made therein.

         13.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, confirmation from the Banks of their obligation to indemnify the Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

         13.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Banks in accordance with Section 12; provided that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Banks.

         13.6 Credit Decision. Each Bank acknowledges that the Agent has not made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company which may come into the possession of the Agent.

         13.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do
so), pro rata, from and against any and all Indemnified Liabilities; provided that no Bank shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of the Agent.

         13.8 Agent in Individual Capacity. LaSalle and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company, and its Subsidiaries and Affiliates and any Portfolio Company, as though LaSalle were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, LaSalle or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), LaSalle and its Affiliates shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though LaSalle were not the Agent and the Issuing Bank, and the terms "Bank" and "Banks" include LaSalle and its Affiliates, to the extent applicable, in their individual capacities.

         13.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 13 and Sections 14.6 and 14.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

         13.10 Collateral Matters. The Banks irrevocably authorize the Agent, at its option and in its discretion, (a) to release any Lien granted to or held by the Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Company hereunder; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 14.1, if approved, authorized or ratified in writing by the Required Banks; or (b) to subordinate its interest in any collateral to any holder of a Lien on such collateral which is permitted by clause (d)(i) or (d)(iii) of
Section 10.8 (it being understood that the Agent may conclusively rely on a certificate from the Company in determining whether the Debt secured by any such Lien is permitted by Section 10.7(b)). Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release, or subordinate its interest in, particular types or items of collateral pursuant to this Section 13.10.

         SECTION 14   GENERAL.

         14.1 Waiver; Amendments. No delay on the part of the Agent or any Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Banks having an aggregate Pro Rata Share of not less than the aggregate Pro Rata Share expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Banks, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall change the Pro Rata Share of any Bank without the consent of such Bank. No amendment, modification, waiver or consent shall (i) increase the Revolving Commitment Amount, (ii) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iv) release the Guaranty or all or any substantial part of the collateral granted under the Collateral Documents or (v) reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Banks. No provision of Section 13 or other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the consent of the Agent.

         14.2 Confirmations. The Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

         14.3 Notices. Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 14.3 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, the Agent shall be entitled to rely on telephonic instructions from any person that the Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Agent and each other Bank harmless from any loss, cost or expense resulting from any such reliance.

         14.4 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company notifies the Agent that the Company wishes to amend any covenant in Section 10 to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Section 10 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

         14.5 Regulation U. Each Bank represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

         14.6 Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent (including Attorney Costs) in connection with the preparation, execution, syndication, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), and all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by the Agent and each Bank after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. In addition, the Company agrees to pay, and to save the Agent and the Banks harmless from all liability for, (a) any stamp or other taxes (excluding income taxes and franchise taxes based on net income) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of the Company's auditors in connection with any reasonable exercise by the Agent and the Banks of their rights pursuant to Section 10.2. All obligations provided for in this Section 14.6 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

         14.7 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

         14.8 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         14.9  Assignments; Participations.

         14.9.1 Assignments. Any Bank may, with the prior written consents of the Agent and (so long as no Event of Default exists) the Company (which consents shall not be unreasonably delayed or withheld and, in any event, shall not be required for an assignment by a Bank to one of its Affiliates), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee") all or any fraction of such Bank's Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Bank's Loans and Commitment) in a minimum aggregate amount equal to the lesser of (i) the amount of the assigning Bank's Pro Rata Share of the Revolving Commitment Amount and (ii) $5,000,000; provided that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.6 or Section 8 to the Assignee than the Company is then obligated to pay to the assigning Bank under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts) and (b) the Company and the Agent shall be entitled to continue to deal solely and directly with such Bank in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

                  (x) five Business Days (or such lesser period of time as the Agent and the assigning Bank shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Agent by such assigning Bank and the Assignee,

                  (y) the assigning Bank and the Assignee shall have executed and delivered to the Company and the Agent an assignment agreement substantially in the form of Exhibit F (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Agent, and

                  (z) except in the case of an assignment by a Bank to one of its Affiliates, the assigning Bank or the Assignee shall have paid the Agent a processing fee of $3,500.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Bank hereunder and (y) the assigning Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Company shall execute and deliver to the Agent (for delivery to the Assignee and the Assignor, as applicable) a new Note in the principal amount of the Assignee's Pro Rata Share of the Revolving Commitment Amount and, if the assigning Bank has retained a Commitment hereunder, a replacement Note in the principal amount of the Pro Rata Share of the Revolving Commitment Amount retained by the assigning Bank (such Note to be in exchange for, but not in payment of, the predecessor Note held by such assigning Bank). Each such Note shall be dated the effective date of such assignment. The assigning Bank shall mark the predecessor Note "exchanged" and deliver it to the Company. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Bank. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 14.9.1 shall be null and void.

         Notwithstanding the foregoing provisions of this Section 14.9.1 or any other provision of this Agreement, any Bank may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Bank from any of its obligations hereunder).

         14.9.2 Participations. Any Bank may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Bank, the Note held by such Bank, the Commitment of such Bank, or any other interest of such Bank hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a sale by a Bank of a participating interest to a Participant, (x) such Bank shall remain the holder of its Note for all purposes of this Agreement, (y) the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Bank had not sold such participation and shall be paid directly to such Bank. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the fourth sentence of Section 14.1. Each Bank agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Bank enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Banks, and the Banks agree to share with each Participant, as provided in Section 7.5. The Company also agrees that each Participant shall be entitled to the benefits of Section
7.6 and Section 8 as if it were a Bank (provided that no Participant shall receive any greater compensation pursuant to Section 7.6 or Section 8 than would have been paid to the participating Bank if no participation had been sold).

         Notwithstanding anything to the contrary set forth in this Section 14.9, no Assignee or Participant may be an Affiliate (as such term is defined herein but giving effect to any broader definition under the 1940 Act) of the Company or any of its Affiliates under the 1940 Act and each Assignee and Participant hereby warrants (upon becoming an Assignee or Participant) that it is not such an Affiliate.

         14.10 Governing Law. This Agreement and each Note shall be a contract made under and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Agent and the Banks expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

         14.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

         14.12 Successors and Assigns. This Agreement shall be binding upon the Company, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Agent and the successors and assigns of the Banks and the Agent.

         14.13 Indemnification by the Company. In consideration of the execution and delivery of this Agreement by the Agent and the Banks and the agreement to extend the Commitments provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Agent, each Bank and each of the officers, directors, employees, Affiliates and agents of the Agent and each Bank (each a "Bank Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Attorney Costs (collectively, the "Indemnified Liabilities"), incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans, (ii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned or leased by the Company or any Subsidiary, (iii) any violation of any Environmental Laws with respect to conditions at any property owned or leased by the Company or any Subsidiary or the operations conducted thereon, (iv) the investigation, cleanup or remediation of offsite locations at which the Company or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances or (v) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Bank Parties, except for any such Indemnified Liabilities arising on account of the applicable Bank Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section 14.13 shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

         14.14 Nonliability of Lenders. The relationship between the Company on the one hand and the Banks and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Bank shall have any fiduciary responsibility to the Company. Neither the Agent nor any Bank undertakes any responsibility to the Company to review or inform the Company or any matter in connection with any phase of the Company's business or operations. The Company agrees that neither the Agent nor any Bank shall have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Bank shall have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         14.15 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         14.16 Waiver of Jury Trial. EACH OF THE COMPANY, THE AGENT AND EACH BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Delivered at Chicago, Illinois, as of the day and year first above written.

                                  AMERICAN CAPITAL STRATEGIES, LTD.


                                  By
                                    -------------------------------
                                     Title
                                          -------------------------


                                  LASALLE NATIONAL BANK, as Agent


                                  By
                                    -------------------------------
                                     Title
                                          -------------------------


                                  LASALLE NATIONAL BANK, as a Bank


                                  By
                                    -------------------------------
                                     Title
                                          -------------------------

                                  SCHEDULE 2.1

                            BANKS AND PRO RATA SHARES


----------------------------------------------------------------------------

                              Pro Rata Share
                              of Revolving
Bank                          Commitment Amount        Pro Rata Share

---------------------------------------------------------------------------

LaSalle National Bank          $25,000,000                 100%

TOTALS                         $25,000,000                 100%
-------------------------------------------------------------------------

                                  SCHEDULE 9.2

                                    CONFLICTS

                                  SCHEDULE 9.6

                      LITIGATION AND CONTINGENT LIABILITIES

                                  SCHEDULE 9.8

                                  SUBSIDIARIES

                                  SCHEDULE 9.15

                              ENVIRONMENTAL MATTERS

                                  SCHEDULE 9.17

                                    INSURANCE

                                  SCHEDULE 9.18

                                  REAL PROPERTY

                                  SCHEDULE 9.22

                                  LABOR MATTERS

                                  SCHEDULE 10.8

                                 EXISTING LIENS

                                 SCHEDULE 10.21

                                   INVESTMENTS

                                  SCHEDULE 11.1

                                DEBT TO BE REPAID

                                SCHEDULE 12.1.12

                                 KEY EXECUTIVES



         David Gladstone                              -------------------
         Malon Wilkus                                 -------------------
         Adam Blumenthal                              -------------------
         John Erickson                                -------------------

                                  SCHEDULE 14.3

                              ADDRESSES FOR NOTICES

AMERICAN CAPITAL STRATEGIES, LTD.
3 Bethesda Metro Center
Bethesda, Maryland 20814
Attention:  John Erickson
Telephone: (301) 951-6122; x34
Facsimile:  (301) 654-6714


LASALLE NATIONAL BANK, as Agent, Issuing Bank and a Bank

Notices of Borrowing , Conversion and Continuation

135 South LaSalle Street
Chicago, Illinois 60603
Attention: _________________
Telephone: (312)____________
Facsimile:  (312) ___________

All Other Notices

135 South LaSalle Street
Chicago, Illinois 60603
Attention:  Michael J. Burton
              Adam S. Gelfeld
Telephone:  (312) 904-2677
            (312) 904-6534
Facsimile:  (312) 904-6457


[OTHER BANKS]

                                    EXHIBIT A

                                     FORM OF
                                      NOTE

                                                                -------,-------
$__________________                                           Chicago, Illinois

         The undersigned, for value received, promises to pay to the order of ______________ (the "Bank") at the principal office of LaSalle National Bank (the "Agent") in Chicago, Illinois, the aggregate unpaid amount of all Loans made to the undersigned by the Bank pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Bank), such principal amount to be payable on the dates set forth in the Credit Agreement.

         The undersigned further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

         This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of [Date of Agreement] (as amended or otherwise modified from time to time, the "Credit Agreement"; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, certain financial institutions (including the
Bank) and the Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

         This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

                           AMERICAN CAPITAL STRATEGIES, LTD.


                           By:
                              -------------------------------
                              Title:
                                    -------------------------

--------------------------------------------------------------------------------

     SCHEDULE ATTACHED TO NOTE DATED ___________, _____ OF AMERICAN CAPITAL
               STRATEGIES, LTD.. PAYABLE TO THE ORDER OF
                                                         -----------

--------------------------------------------------------------------------------
------------------------- ----------------------- ---------------------- -------

Date and                    Date and Amount of
Amount of Loan or of         Repayment or of
Conversion                      Conversion              Interest
from another               into another type of       Period/Unpaid
type of Loan                  Notation Loan           Maturity Date        Principal Balance            Made by
------------------------- ----------------------- ---------------------- ----------------------- ----------------------
-----------------------------------------------------------------------------------------------------------------------
  1.  BASE RATE LOANS
-----------------------------------------------------------------------------------------------------------------------


------------------------- ----------------------- ---------------------- ----------------------- ----------------------


------------------------- ----------------------- ---------------------- ----------------------- ----------------------


------------------------- ----------------------- ---------------------- ----------------------- ----------------------


------------------------- ----------------------- ---------------------- ----------------------- ----------------------
-----------------------------------------------------------------------------------------------------------------------

 2.  EURODOLLAR LOANS
-----------------------------------------------------------------------------------------------------------------------


------------------------- ----------------------- ---------------------- ----------------------- ----------------------


------------------------- ----------------------- ---------------------- ----------------------- ----------------------


------------------------- ----------------------- ---------------------- ----------------------- ----------------------


------------------------- ----------------------- ---------------------- ----------------------- ----------------------


                                    EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

To:      LaSalle National Bank, as Agent

         Please refer to the Credit Agreement dated as of October 30, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement") among American Capital Strategies, Ltd. (the "Company"), various financial institutions and LaSalle National Bank, as agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I. Reports. Enclosed herewith is a copy of the [annual audited/quarterly/monthly] report of the Company as at _____________, ____ (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II. Financial Tests. The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:


A.       Section 10.6.1 - Minimum Consolidated Tangible Net Worth

         1.       Consolidated Stockholders' Equity               $___________

         2.       (Intangibles)                                   $___________

         3.       Subordinated Debt                               $___________

         4.       Consolidated Tangible Net Worth                 $140,000,000

         5        Compliance                                      yes/no



B.       Section 10.6.2 - Maximum Leverage Ratio

         1.       Total Liabilities                               $___________

         2.       Consolidated Tangible Net Worth                 $___________

         3.       Ratio of (1) to (2)                                ____ to 1

         4.       Maximum allowed                                   1 to 1

         5.       Compliance                                        yes/no

C.       Section 10.6.3-Minimum Consolidated Pre-Tax Income

         1.       Consolidated Pre-Tax Income                    $____________

         2.       Minimum required                               $10,000,000

         3.       Compliance                                        yes/no

D.       Section 10.1.4 Asset Coverage Ratio

         1.       Value of total assets                          $___________
                  less all liabilities and
                  Debt not represented by
                  senior securities                             ($__________)

         2.       Amount of Senior Securities                    $____________

         3.       Ratio (1): to (2):                               __________

         4.       Requirement:                                        2:1

         5.       Compliance:                                     yes/no

         The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its duly authorized officer on _________, ____.


                           AMERICAN CAPITAL STRATEGIES, LTD.


                           By
                             --------------------------------
                             Title
                                  ---------------------------

                                    EXHIBIT E

                       FORM OF BORROWING BASE CERTIFICATE


To:      LaSalle National Bank, as Agent
         135 S. LaSalle St.
         Chicago, Illinois 60603

Ladies and Gentlemen:

         Please refer to the Credit Agreement dated as of October 30, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement") among American Capital Strategies, Ltd. (the "Company"), various financial institutions and LaSalle National Bank, as agent. This certificate (this "Certificate"), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Company hereby certifies and warrants to the Agent and the Banks that at the close of business on ______________, ____ (the "Calculation Date"), the Borrowing Base was $_____________, computed as set forth on the schedule attached hereto.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on ___________,
------.

                            AMERICAN CAPITAL STRATEGIES, LTD.


                            By
                             --------------------------------
                             Title
                                  ---------------------------

                                 Borrowing Base
                             (Date: ______________)

I.  Eligible Investment Assets:


-----------------------------------------------------------------------------------------------------------------------

         A.  Total Value of Portfolio Investments (from Schedule 1):   $____________
-----------------------------------------------------------------------------------------------------------------------

         Exclude Portfolio   (1)   the Company is the legal and beneficial owner of such
         ------------------  Portfolio Investment or Cash Equivalent Investment
         Investments not           [indicate excluded Portfolio Investment, if any]                      (____________)
         ----------------
         satisfying each
         ----------------
         of the following
         ----------------
         (without            (2)   such Portfolio Investment consists of senior or
         ---------           subordinated loans
         duplication):             [indicate excluded Portfolio Investment, if any]                      (____________)
         ------------

---------------------------- -------------------------------------------------------------------- ---------------------

                             (3)   the Portfolio Company under such Portfolio
                             Investments is not more than thirty days past due
                             in the payment of principal or interest
                                   [indicate excluded Portfolio Investment, if any]                      (____________)


---------------------------- -------------------------------------------------------------------- ---------------------

                             (4)   such Portfolio Investment does not include promissory
                             notes or instruments (i) representing capitalized interest or payment-in-kind interest or payment obligations relating to exercise of "put" rights or (ii) owing from a single Portfolio
                             Company representing more than 10% of the total amount of
                             Portfolio Investments held by the Company; provided, that such
                             Portfolio Investment shall only be ineligible to the extent of such instruments or portions thereof related to payment-in-kind interest or portions thereof in excess of such 10% limit
                                   [indicate excluded Portfolio Investment, if any]                     (____________)
-
---------------------------- -------------------------------------------------------------------- ---------------------

                             (5)   all documents evidencing and governing such Portfolio
                             Investments or Cash Equivalent Investments have been delivered to
                             Agent pursuant to the Custody Control Agreement, together with endorsements, stock powers and other assignments or perfection instruments required by the Agent
                                   [indicate excluded Portfolio Investment, if any]                     (____________)

---------------------------- -------------------------------------------------------------------- ---------------------

                             (6)   the Agent has a legal, valid and binding perfected,
                             first-priority security interest in such Portfolio Investment or
                             Cash Equivalent Investment and such Portfolio Investment or Cash
                             Equivalent Investment is freely transferable to the Agent or its assignee upon the occurrence of an Event of Default
                                   [indicate excluded Portfolio Investment, if any]                     (____________)

---------------------------- -------------------------------------------------------------------- ---------------------

                             (7)   the Portfolio Company of such Portfolio
                             Investment is not subject to any bankruptcy,
                             insolvency, liquidation or similar proceeding
                                   [indicate excluded Portfolio Investment, if any]                     (____________)

---------------------------- -------------------------------------------------------------------- ---------------------

                             (8)   such Portfolio Investment or Cash Equivalent
                             Investment satisfies all applicable requirements of
                             the Investment Policy
                                   [indicate excluded Portfolio Investment, if any]                     (____________)

---------------------------- -------------------------------------------------------------------- ---------------------

                             (9)   such Portfolio Investment or Cash Equivalent Investment
                             complies with all applicable regulatory guidelines (including the
                             1940 Act and Regulation U)
                                   [indicate excluded Portfolio Investment, if any]                     (____________)

---------------------------- -------------------------------------------------------------------- ---------------------

                             (10)     exclude an Portfolio Investment subject to a Modification:        (____________)

-----------------------------------------------------------------------------------------------------------------------



         B.  Total Eligible Investment Assets (Borrowing Base)         ____________

------------------------------------------------------------------------------------------------- ---------------------



         C.  Revolving Outstandings                                                                     (____________)

------------------------------------------------------------------------------------------------- ---------------------



         D.  Total Availability                                                                          $____________
------------------------------------------------------------------------------------------------- ---------------------


                                      E-2

                                   Schedule 1



--------------- --------------------- ------------------ ------------------- ----------------------- -----------------------

                     Portfolio                                                 Current Valuation
                     Investment             Debt                              (attach most recent         Change from
  Portfolio          (Describe            Acquired              Cost          valuation analysis)      Previous Valuation
   Company          Investment)

--------------- --------------------- ------------------ ------------------- ----------------------- -----------------------





--------------- --------------------- ------------------ ------------------- ----------------------- -----------------------





--------------- --------------------- ------------------ ------------------- ----------------------- -----------------------




--------------- --------------------- ------------------ ------------------- ----------------------- -----------------------





--------------- --------------------- ------------------ ------------------- ----------------------- -----------------------





----------------------------------------------------------------------------------------------------------------------------


                  TOTAL:                                                             $___________________

----------------------------------------------------------------------------------------------------------------------------


                                    EXHIBIT F

                                     FORM OF
                              ASSIGNMENT AGREEMENT

                                                       Date:____________________

To:      American Capital Strategies, Ltd.

                  and

         LaSalle National Bank, as Agent

Re:      Assignment under the Credit Agreement referred to below

Gentlemen and Ladies:

         Please refer to Section 14.9.1 of the Credit Agreement dated as of October 30, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement") among American Capital Strategies, Ltd. (the "Company"), various financial institutions and LaSalle National Bank, as agent (in such capacity, the "Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         _______________ (the "Assignor") hereby sells and assigns to
___________ (the "Assignee"), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to ____% of all of the Loans, of the participation interests in the Letters of Credit and of the Commitments, such sale, purchase, assignment and assumption to be effective as of __________, ____, or such later date on which the Company and the Agent shall have consented hereto (the "Effective Date"). After giving effect to such sale, purchase, assignment and assumption, the Assignee's and the Assignor's respective Percentages for purposes of the Credit Agreement will be as set forth opposite their names on the signature pages hereof.

         The Assignor hereby instructs the Agent to make all payments from and after the Effective Date in respect of the interest assigned hereby directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees, the Assignee will promptly remit the same to the Assignor.

         The Assignee hereby confirms that it has received a copy of the Credit Agreement and the exhibits thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the initial Loans thereunder. The Assignee acknowledges and agrees that it (i) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its Commitment been granted and its Loans been made directly to, the Company without the intervention of the Agent, the Assignor or any other Bank and (ii) has made and will continue to make, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The Assignee further acknowledges and agrees that neither the Agent nor the Assignor has made any representation or warranty about the creditworthiness of the Company or any other party to the Credit Agreement or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor. This assignment shall be made without recourse to the Assignor.

         The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.

         The Assignee represents and warrants to the Company and the Agent that, as of the date hereof, the Company will not be obligated to pay any greater amount under Section 7.6 or 8 of the Credit Agreement than the Company is obligated to pay to the Assignor under such Section.

         Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

         (a) the Assignee (i) shall be deemed automatically to have become a Party to the Credit Agreement and to have all the rights and obligations of a "Bank" under the Credit Agreement as if it were an original signatory thereto to the extent specified in the second paragraph hereof, and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto; and

         (b) the Assignor shall be released from its obligations under the Credit Agreement to the extent specified in the second paragraph hereof.

         The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitment:

         (A)      Institution Name:

                  Address:

                  Attention:

                  Telephone:

                  Facsimile:
         (B)      Payment Instructions:

         Please evidence your receipt hereof and your consent to the sale, assignment, purchase and assumption set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.


Percentage = ____%                          [ASSIGNEE]

                                            By:
                                               ---------------------------
                                            Title:
                                                  ------------------------

Adjusted Percentage = ____%                 [ASSIGNOR]

                                            By:
                                               ---------------------------
                                            Title:
                                                  ------------------------


ACKNOWLEDGED AND CONSENTED TO
this _____ day of ________, ____

LASALLE NATIONAL BANK, as Agent


By:
   ---------------------------
Title:
      ------------------------


ACKNOWLEDGED AND CONSENTED TO
this ___ day of ________, ____


AMERICAN CAPITAL STRATEGIES, LTD.


By:
   ---------------------------
Title:
      ------------------------